UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 11, 2005

Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 342-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1. Matters relating to the 2002 Incentive Plan

On April 11, 2005, the Compensation and Human Resource Committee of the Board of Directors (the “Committee”) of Computer Associates International, Inc. (the “Company”) approved the termination of the current long-term incentive program (the “Former LTIP”) and the remaining performance periods thereunder pursuant to its discretion under the Company’s 2002 Incentive Plan (as amended and restated effective as of March 31, 2004) (the “2002 Plan”). Under the Company’s Former LTIP, the award of certain stock-based compensation was based upon the Company’s achievement of specified performance targets using relative total shareholder return as compared to either (i) a software and services industry index of 27 companies or (ii) a system software industry index of 7 companies. The index used to determine each executive’s performance was based upon the applicable performance period. Awards under the Former LTIP were issued as: (i) fair market value stock options, (ii) premium priced stock options and (iii) restricted stock, generally in approximately equal amounts. Three remaining performance periods (April 1, 2003 – March 31, 2006, April 1, 2004 – March 31, 2006 and April 1, 2004 – March 31, 2007) under the Former LTIP were terminated.

The Committee approved the implementation of a new long-term incentive program (the “New LTIP”) which the Committee believes will better serve the Company’s strategic objectives. The New LTIP will use a combination of stock options and other performance based awards, such as performance shares. The specific performance targets that will be used for the performance cycle beginning April 1, 2005 under the New LTIP have not yet been established.

2. Employment Agreement Matters

In connection with the adoption of the New LTIP on April 11, 2005, the Company entered into agreements with certain of its executives whose compensation under their respective employment agreement with the Company is based in part on the Former LTIP (the “Executive Contract Amendments”). The executives are John A. Swainson (President and Chief Executive Officer), Jeff Clarke (Chief Operating Officer), Robert W. Davis (Chief Financial Officer) and Michael J. Christenson (Executive Vice President, Strategy and Business Development). In each case, the executive: (1) waived any and all rights to any payment under the Former LTIP for any performance period ending after March 31, 2005 and (2) agreed that all references in his employment agreement to the Former LTIP are deemed references to the New LTIP, or any successor program that the Company may adopt from time to time (and, where applicable, that any reference to performance periods ending after April 1, 2005, including any established targets for such periods, are changed to performance periods beginning April 1, 2005). In addition, Mr. Swainson’s employment agreement with the Company was amended to eliminate the limit on the maximum award level under the Company’s long-term incentive program. Mr. Swainson is being paid the minimum guaranteed bonus of $333,334 for the fiscal year 2005 pursuant to the terms of his employment agreement.

The foregoing descriptions of the Executive Contract Amendments are qualified in their entirety by reference to such agreements (including schedules and exhibits thereto) copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated by reference herein.

3. Other Executive Compensation Matters

On April 11, 2005, the Company made grants under the 2002 Plan, including the Former LTIP, for the period ending March 31, 2005 to the following 11 executive officers of the Company: Russell M. Artzt (Executive Vice President, Products), Mark J. Barrenechea (Executive Vice President, Technology Strategy), Jeff Clarke (Chief Operating Officer), Gregory W. Corgan (Executive Vice President, World Wide Direct Sales), Kenneth Cron (Former Interim CEO), Yogesh K. Gupta (Senior Vice President and Chief Technology Officer), Kenneth V. Handal (Executive Vice President and General Counsel), Una O’Neill (Senior Vice President), Gary Quinn (Executive Vice President), Douglas Robinson (Corporate Controller) and Mary Stravinskas (Senior Vice President and Treasurer). The aggregate awards, by type of award, were: (i) 234,117 shares of restricted stock; (ii) 558,916 fair market value stock options and (iii) 234,117 premium priced stock options. These awards reflect a combination of awards under the Former LTIP and discretionary option awards made pursuant to the 2002 Plan. Grants made in respect of fiscal year 2005 under the 2002 Plan were made pursuant to the forms of award agreements either previously filed as exhibits to the Company’s filings with the Securities and Exchange Commission or filed herewith. Mr. Cron’s awards vest immediately and are exercisable for five years following Mr. Cron’s date of termination of employment with the Company. Mr. Cron will no longer be an employee of the Company by the end of April, 2005.

The foregoing description of the grants made to the above-referenced executives are qualified in their entirety by reference to the applicable form of award agreement previously filed with the Securities and Exchange Commission or filed (including schedules and exhibits thereto) as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 hereto and incorporated by reference herein.

4. Other Fee Matters

Under the Company’s 2003 Compensation Plan for Non-Employee Directors (the “Plan”), each non-employee director receives an annual fee (currently $150,000) that is paid in the form of deferred stock units, except that up to 50% of such fee may be paid in cash, at the director’s election.

Lewis S. Ranieri was elected non-executive Chairman of the Board of the Company in April 2004. Since that time, except as provided below, he has not received any additional director fees for his service as non-executive Chairman, although he has continued to receive the annual fee under the Plan. In the opinion of the Board of Directors, Mr. Ranieri has rendered extraordinary service to the Company as non-executive Chairman during the past year and has devoted substantially more time to the Company’s affairs than was anticipated at the time of his election, including guiding the Company through the negotiations to resolve its government investigations and building a new senior management team. In addition, the Board recognized that Mr. Ranieri has business and personal activities outside the Company and that his service to the Company substantially limited his options for travel this past year. Making Company aircraft available to Mr. Ranieri has enabled him to meet his other obligations without diminishing his efforts on behalf of the Company. In view of these considerations, the Board (with Mr. Ranieri abstaining), on the recommendation of the Corporate Governance Committee, determined on April 12, 2005 that Mr. Ranieri should receive additional director fees for the fiscal year ended March 31, 2005, which have been paid in the form of making Company aircraft available to him for use on non-Company business and personal matters during that fiscal year.

These additional fees totaled approximately $160,000, which represents the Company’s incremental cost of Mr. Ranieri’s use of the aircraft (plus first-class airfare for family members who accompanied him on certain flights) during fiscal year 2005. As a result, and excluding the fourth quarter Plan fee described below, his total director fees for fiscal year 2005 were $272,500. In light of this increase, Mr. Ranieri has informed the Board that he does not intend to accept any director fees for his service on the Board during the fourth quarter of fiscal year 2005 (including the quarterly fee of $37,500 payable under the Plan) or during the current fiscal year (including the annual Plan fee).

As disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on July 29, 2004, on the recommendation of the Corporate Governance Committee, the Company made contributions to several charities in Mr. Ranieri’s honor.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 11, 2005, the Board of Directors of the Company elected Ron Zambonini as a member of the Board. Mr. Zambonini will serve as a member of the Special Litigation Committee of the Board. The Special Litigation Committee was established by the Board on February 1, 2005 and is composed of William E. McCracken and Mr. Zambonini, who replaces Laura Unger. The Special Litigation Committee has been given the authority to control and determine the Company’s response to a stockholder derivative action pending in the United States District Court for the Eastern District of New York entitled Computer Associates International, Inc. Derivative Litigation, No. 04-CIV-2697, as well as motions that have been made by certain stockholders of the Company to reopen the December 2003 settlements of a stockholder derivative action and two class actions with respect to certain current and former directors and officers of the Company.

Item 7.01 Regulation FD Disclosure

On February 16, 2005, the Company announced that it had named Michael J. Christenson as Executive Vice President, Strategy and Business Development. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

On April 4, 2005, the Company announced that it had named Donald R. Friedman as Executive Vice President and Chief Marketing Officer. A copy of the press release issued by the Company is attached hereto as Exhibit 99.2.

On April 12, 2005, the Company announced that it had appointed Ron Zambonini to the Board of Directors. A copy of the press release issued by the Company is attached hereto as Exhibit 99.3.

Item 8.01 Other Events

On March 23, 2005, the Company entered into an employment agreement (the “Friedman Agreement”) with Donald R. Friedman, who has since been named Executive Vice President and Chief Marketing Officer as of April 11, 2005.

Under the terms of the Friedman Agreement, Mr. Friedman will receive a base salary of $400,000 per year. With regard to fiscal years 2006, 2007 and 2008, Mr. Friedman is eligible to receive a target cash bonus of at least $400,000 (pursuant to the 2002 Plan or any successor plan). In addition, Mr. Friedman received (i) an initial restricted stock grant of 10,000 shares of the Company’s Common Stock vesting one-third per year beginning one year after the date of grant and (ii) an initial stock option grant for 50,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant and a ten-year term, vesting one-third per year beginning one year after the date of grant. He will also participate in other employee benefit plans and programs available to executives of the Company.

The Friedman Agreement has an initial term of three years from the effective date of his employment, unless terminated earlier or extended in accordance with its terms. If Mr. Friedman’s employment is terminated by the Company without “cause” or by Mr. Friedman for “good reason” (as those terms are described in the Friedman Agreement) prior to the expiration of the term, he will receive a lump sum cash amount equal to his base salary.

The foregoing description of the Friedman Agreement is qualified in its entirety by reference to such agreement (including schedules and exhibits thereto) a copy of which is filed as Exhibit 10.12 hereto and incorporated by reference herein.

On February 14, 2005, the Company entered into an employment agreement (the “Christenson Agreement”) with Michael J. Christenson, who has since been named Executive Vice President of Strategy and Business Development as of April 11, 2005.

Under the terms of the Christenson Agreement, Mr. Christenson will receive a base salary of $525,000 per year. In addition, Mr. Christenson will be eligible to receive (i) a target annual cash bonus of $525,000 and (ii) a long-term performance award for the performance period beginning April 1, 2005 under the Company’s New LTIP (as described in Section 1.01, above) with a target of at least $2,200,000. He will also receive an award of 14,000 restricted shares of the Company’s Common Stock vesting one-third per year beginning one year after the date of grant. Mr. Christenson will also participate in other employee benefit plans and programs available to executives of the Company.

The Christenson Agreement has an initial term of two years and is scheduled to expire on February 14, 2007, unless terminated earlier or extended in accordance with its terms. In the event that Mr. Christenson’s employment is terminated by the Company “without cause” or by Mr. Christenson for “good reason” (as those terms are defined in the Christenson Agreement), he will receive (i) one times his annual base salary and (ii) a pro-rated annual bonus equal to the target level of his annual bonus for the fiscal year in which the termination occurs pro-rated for the number of days actually worked prior to such termination.

The foregoing description of the Christenson Agreement is qualified in its entirety by reference to such agreement (including schedules and exhibits thereto) a copy of which is filed as Exhibit 10.13 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Agreement, dated April 11, 2005, between Computer Associates International, Inc. and John A. Swainson

Exhibit 10.2	Agreement, dated April 11, 2005, between Computer Associates International, Inc. and Jeff Clarke

Exhibit 10.3	Agreement, dated April 11, 2005, between Computer Associates International, Inc. and Robert W. Davis

Exhibit 10.4	Agreement, dated April 11, 2005, between Computer Associates International, Inc. and Michael J. Christenson

Exhibit 10.5	Form of Stock Option Agreement

Exhibit 10.6	Form of Stock Option Agreement

Exhibit 10.7	Form of Stock Option Agreement

Exhibit 10.8	Form of Stock Option Agreement

Exhibit 10.9	Form of Restricted Stock Agreement

Exhibit 10.10	Form of Restricted Stock Agreement

Exhibit 10.11	Form of Restricted Stock Agreement

Exhibit 10.12	Employment Agreement, dated March 23, 2005, between Computer Associates International, Inc. and Donald R. Friedman

Exhibit 10.13	Employment Agreement, dated February 14, 2005, between Computer Associates International, Inc. and Michael J. Christenson

Exhibit 99.1	Press Release dated February 16, 2005

Exhibit 99.2	Press Release dated April 4, 2005

Exhibit 99.3	Press Release dated April 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.
Dated: April 15, 2005	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary